Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a “Signatory”) constitutes and appoints Joseph A. Kirk, Jeffrey D. Grube, Frank W. Jones and James V. Milano (each an “Agent”, and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ John N. Brenzia John N. Brenzia	Director	March 15, 2011

Thomas A. Brice	Director	March 15, 2011

/s/ Todd D. Brice Todd D. Brice	Chief Executive Officer and Director	March 15, 2011

John J. Delaney	Director	March 15, 2011

/s/ Michael J. Donnelly Michael J. Donnelly	Director	March 15, 2011

/s/ William J. Gatti William J. Gatti	Director	March 15, 2011

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	March 15, 2011

/s/ Frank W. Jones Frank W. Jones	Director	March 15, 2011

/s/ Joseph A. Kirk Joseph A. Kirk	Director	March 15, 2011

/s/ David L. Krieger David L. Krieger	Director	March 15, 2011

Signature	Title	Date

/s/ James V. Milano James V. Milano	Director	March 15, 2011

James C. Miller	Chairman of the Board and Director	March 15, 2011

/s/ Alan Papernick Alan Papernick	Director	March 15, 2011

Robert Rebich, Jr.	Director	March 15, 2011

Charles A. Spadafora	Director	March 15, 2011

Christine J. Toretti	Director	March 15, 2011

/s/ Charles G. Urtin Charles G. Urtin	Director	March 15, 2011